Exhibit 10.4.1

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement is entered into this 7th day of July, 2003, effective as of July 1, 2003, by and between MYRON C. WARSHAUER (the “Executive”) and STANDARD PARKING CORPORATION, a Delaware corporation (the “Company”)

RECITALS

A.           The Executive and the Company (previously known as APCOA, Inc.) have previously entered into a certain Employment Agreement dated as of March 30, 1998 (the “Employment Agreement”)

B.             The “Employment Period” ended, and the “Date of Termination” occurred (as such quoted terms are defined in the Employment Agreement), at the close of business on October 15, 2001, being the date on which the Executive resigned as Chief Executive Officer (and a Board member) of the Company.

C.             The Parties desire to clarify in certain respects their respective rights and obligations subsequent to the Date of Termination.

NOW, THEREFORE, in consideration of the Recitals, the sum of Ten Dollars in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties agree to amend the Employment Agreement, effective as of July 1, 2003, as follows:

1.	The first sentence of paragraph 5(d) of the Employment Agreement is amended by deleting the words
“and (iii) the Listed Benefits” and inserting, in lieu thereof, the following:

“(iii) the sum of $160,500 per annum, to be adjusted in January of 2004 and each subsequent January up to the Cutoff Date, to reflect the change, if any, in the Consumer Price Index for All Urban Consumers - Chicago All Items (the “CPI”) from January, 2003, (iv) for the period from July 1, 2003 through February 28, 2004 only, the sum of $842.25 per month, and (v) beginning March 1, 2004, $2,538.83 per month, adjusted as of March, 2004 to reflect the change, if any, in the CPI from July, 2003 through February, 2004, said adjusted number thereafter to be further adjusted in January of 2005 and each subsequent January up to the Cutoff Date, to reflect the change, if any, in the CPI from March, 2004".

2.	The parties acknowledge that as of July 1, 2003:

(a)

the Company’s payment obligations to the Executive as set forth in clauses (iii), (iv) and (v) of the first sentence of paragraph 5(d) of the Employment Agreement, as amended pursuant to paragraph 1 above, are intended to be in lieu of any and all obligations that the Company otherwise may have had to provide to the Executive the “Listed Benefits” (as defined in the Employment Agreement, including without limitation the right to the use of a company car) for the period from and after July 1, 2003;

	(b)	the Executive shall pay for all expenses of any kind incurred in connection with the procurement or use of, or the benefits provided by, any of the items comprising the Listed Benefits;

	(c)	the Executive shall assume all of the Company’s obligations to Union Leasing Company pursuant to vehicle lease number 21902; and

(d)

the Executive shall pay for all expenses incurred in connection with the consulting services to be performed as contemplated by the final sentence of paragraph 5(d) of the Employment Agreement; provided, however, that the Company will reimburse the Executive for any and all extraordinary expenses that the Executive may incur in connection with any consulting services rendered pursuant to that sentence (it being agreed, however, that no expenses shall be considered extraordinary unless approved as such in writing, in advance, by the Company).

4	Except to the extent expressly modified above, all remaining terms and provisions of the Employment Agreement are hereby ratified and confirmed in all respects.

IN WITNESS WHEREOF, Executive and the Company have executed this First Amendment to Employment Agreement on the date first above written, effective as of July 1, 2003.

THE COMPANY:		THE EXECUTIVE:

STANDARD PARKING CORPORATION,		/s/Myron C. Warshauer
a Delaware corporation formerly know as		Myron C. Warshauer
APCOA, Inc.

By:	/s/James A. Wilhelm
James A. Wilhelm
President and Chief Executive
Officer